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                                                                    Exhibit 10.6

                      TRANSITION AND CONSULTING AGREEMENT

     This transition and consulting agreement (the "Agreement") is entered into as of August 29, 1997 between Boston Chicken, Inc., a Delaware corporation (the "Company" or "BCI"), and Laurence Zwain ("Zwain").

                                    Recitals
                                    --------

     Zwain was employed by the Company as President and Chief Executive Officer of the Boston Market Concept. The Company has eliminated that position as a result of an organizational restructuring and the parties now mutually desire to provide for his transition to a consultant to the Company. Therefore, in consideration of the mutual covenants hereinafter set forth and in full satisfaction of any claim Zwain may assert arising from or in any way relating to Zwain's employment by and separation from the Company, the parties hereto agree as follows:

                                   Covenants
                                   ---------

     1. Consulting Arrangement. (a) Effective August 29, 1997, the Company shall engage Zwain to render certain consulting services to the Company in Golden, Colorado through August 28, 1998 (the "Term of Consultation"). Such consulting services shall include such services as may be mutually agreed upon from time to time by the Company and Zwain, which services may include advice and consultation regarding public relations, community relations and customer relations. The Company agrees that this Agreement shall in no way restrict Zwain's ability to undertake any business or other activities, including, without limitation, full-time employment in the food or restaurant industries, provided such activities and employment are consistent with the terms of that certain Confidentiality and Non-Compete Agreement dated as of February 7, 1996 by and between the Company and Zwain (the "Confidentiality and Non-Compete Agreement").

          (b) In full satisfaction of any obligations the Company may have to Zwain relating in any way to his employment at the Company, and in consideration for Zwain's consulting services during the Term of Consultation, the Company agrees to (i) pay to Zwain $19,230.77 every two (2) weeks from the date hereof through August 28, 1998; and (ii) reimburse Zwain for the costs of Zwain's continued participation in the Company-sponsored group health, medical and dental plans at Zwain's current level of coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") through the earlier of August 28, 1998, or until Zwain is eligible to obtain coverage under an applicable policy of insurance provided by a subsequent employer. The foregoing is expressly subject to Zwain's acceptance of, and continued adherence with, all of the terms and conditions of this Agreement. In no event shall the Company reimburse Zwain for COBRA benefits beyond August 28, 1998. Zwain agrees to give the Company notice within five (5) days of obtaining employment with another employer.
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          (c) In addition to the payments outlined above, the Company shall reimburse Zwain for all reasonable business expenses incurred by him in rendering the consulting services hereunder only upon receipt of appropriate supporting documentation and only if such expenditures are previously approved by the Chief Executive Officer of the Company and are incurred in accordance with the Company's policies as they apply to employees.

          (d) Zwain's services under this Section will terminate upon his material breach of any of the covenants contained herein. Upon termination of Zwain's consulting services as provided in this Section, all obligations of the Company under this Agreement shall be deemed satisfied, including the payment of any remaining installments of the fees not yet due and payable under this Section; provided, however, that such termination shall in no way affect the validity of Zwain's obligations under, or the rights of the Company with respect to, the Confidentiality and Non-Compete Agreement or Section 5 of this Agreement, which shall in each case remain in full force and effect in accordance with the terms and conditions thereof.

          (e) In the event that the Company intends to terminate this Agreement pursuant to paragraph (d) of this Section, the Company shall first provide Zwain written notice thereof, which notice shall set forth in reasonable detail Zwain's breach of covenants hereunder. Upon receipt of such notice Zwain shall have ten (10) days in which to cure such alleged breach; provided, however, that no such cure shall be available to Zwain and this Agreement shall terminate immediately in the event he has breached his obligations under the Confidentiality and Non-Compete Agreement.

          (f) In the event of Zwain's death, disability, illness or other capacity, the Company shall continue to perform its obligations under Section 1
(b) hereof, and in the event of his death, all payments thereunder shall be made to his spouse or to such other person or persons as he may previously have designated in writing.

     2. Release. (a) (i) Zwain hereby acknowledges and agrees that the payments by and obligations of the Company described herein (including the payments by the Company described in Section 1 hereof) are in partial consideration of his release of any right to bring any legal claim against BCI of any nature related in any way, directly or indirectly, to his employment relationship with BCI, including his separation from employment or his investment in Market Partners, L.L.C. or Bagel Store Development Funding L.L.C. This release is intended to be interpreted in the broadest possible manner in favor of BCI, to include all actual or potential legal claims that Zwain may have against BCI, except as specifically provided otherwise herein. Specifically, Zwain acknowledges and agrees that he, for himself and his successors, assigns and legal representatives, fully and forever releases and discharges BCI, its subsidiaries and area developers and their respective officers, directors, employees, agents, representatives and insurers (collectively, the "Released Parties") from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of actions of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of actions if based in whole or part on acts or omissions occurring before he delivers this release to BCI, in any way relating to his employment with BCI, including his separation from employment or his investment in Market Partners, L.L.C. or Bagel Store

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Development Funding, L.L.C., except for his rights described in this Agreement, rights under the Company's Director and Officer Insurance Policy and under the indemnification provisions of the Company's Certificate of Incorporation, in each case as they relate to his duties and service as an officer and director of the Company, and his COBRA, unemployment compensation and worker's compensation rights, if any. Zwain acknowledges and agrees that the legal rights and claims that he is giving up include, but are not limited to, his rights, if any, under all state and federal statutes that protect him from discrimination in employment on the basis of sex, race, national origin, religion, disability and age, such as the Age Discrimination in Employment Act of 1987, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, and the Colorado Civil Rights Act, as well as all common law rights and claims, such as breach of contract, express or implied, tort, whether negligent or intentional, wrongful discharge and any claim for fraud, omission or misrepresentation against the Released Parties.

     (ii) Zwain is not releasing Market Partners, L.L.C. or Bagel Store Development Funding, L.L.C. or their successors and assigns with respect to any rights he may have against such entities, including any rights as an investor.

     (iii) In the event that Zwain, or any of his successors, assigns or legal representatives brings any action or legal claim against the Released Parties that he has released herein, he will be in material breach of this Agreement and will be obligated to pay, among other fees and expenses, all legal fees and other costs and expenses incurred by any of the Released Parties in defending such action or legal claim. Zwain acknowledges that he has up to twenty-one
(21) days after he has received this Agreement to consider whether to sign it. In addition, after he has signed and delivered this Agreement to the Company, it will not be effective or enforceable until the end of a seven-day (7) revocation period beginning the day that he delivers it to the Company. During this seven-day (7) period, Zwain may revoke this Agreement, without reason and in his sole judgment, but he may do so only by delivering a written statement of revocation to BCI as provided in Section 17. If BCI does not receive Zwain's written statement of revocation by the end of the revocation period, then this Agreement will become legally enforceable and Zwain may not thereafter revoke it. Any termination of this Agreement in accordance with its terms shall not effect the validity of the release contained in this Section 2.

     (b) BCI hereby acknowledges and agrees that its obligations described herein are in partial consideration of its release of any right to bring any legal claim against Zwain of any nature related in any way, directly or indirectly, to his employment relationship with BCI. This release is intended to be interpreted in the broadest possible manner in favor of Zwain to include all actual or potential legal claims that BCI may have against Zwain, except as specifically provided otherwise herein. Specifically BCI acknowledges and agrees that it, for itself and its successors and assigns, fully and forever releases and discharges Zwain, his successors, assigns, and legal representatives (collectively the "Released Parties") from and against any and all claims, liabilities, demands, obligations, damages, actions, or causes of actions of any nature or type whatsoever, whether or not presently known, including future claims, liabilities, demands, obligations, damages, actions or causes of action if based in whole or part on acts or omissions occurring before it delivers this release to Zwain, in any way relating to his employment with

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BCI, except for its rights described in this Agreement and the Confidentiality and Non-Compete Agreement, and any such claims, liabilities, demands, obligations, damages, actions, or causes of action involving fraudulent actions or intentional misconduct involving personal dishonesty.

     3. Confidentiality and Non-Compete Agreement. Zwain acknowledges that the Confidentiality and Non-Compete Agreement remains in full force and effect and that any breach of that agreement shall be deemed to be a breach of this Agreement which shall terminate this Agreement and the Company's obligations hereunder immediately.

     4. Resignation from the Board of Directors. Zwain hereby resigns as a director of the Company, effective immediately.

     5. Interest in Options to Acquire Common Stock of BCI and ENBC. Zwain acknowledges and agrees that all of his options to acquire from the company shares of common stock of BCI or Einstein/Noah Bagel Corporation (ENBC) have terminated and that he has no further right to exercise such options or to acquire from the Company any such shares of common stock.

     6. Future Cooperation. Zwain agrees to cooperate in good faith with the Company in any third-party litigation instituted by or against the Company with respect to matters which occurred during the period in which Zwain was employed by or served as a director or officer of the Company. The Company agrees to reimburse Zwain for reasonable expenses incurred by him in connection with such cooperation with respect to such matters.

     7. Independent Contractor. Zwain shall be considered an independent contractor for purposes of this Agreement, and in connection therewith, except as specifically provided in Section 1 hereof, shall not be entitled to employee benefits normally associated with employment of individuals by the Company. Zwain shall assume all liabilities for all taxes on any amounts received by him hereunder, and except as specifically provided in Section 1 hereof, the Company shall not be required to, but may if legally required, withhold taxes on such amounts.

     8. Communications. Zwain and the Company each agree not to disparage, or otherwise speak negatively of, the other. The Company further agrees to use reasonable best efforts to cause its directors, officers and employees not to disparage, or otherwise speak negatively of, Zwain. Zwain further agrees not to disparage, or otherwise speak negatively of, any BCI service-marked or trademarked concept, or past or present employee, officer or director of BCI. The Company agrees to provide Zwain, to the extent he is available, the opportunity to review any press release to be issued by the Company that mentions his name, provided, however, that this section shall not be interpreted to limit Company's ability to issue any press release that mentions Zwain's name that the Company deems necessary, based on the advice of its counsel, with or without Zwain's review. Zwain agrees to provide BCI the opportunity to review any press release to be issued by Zwain that mentions BCI, provided, however, that Zwain shall not be obligated to provide BCI such opportunity in connection with any press release he may choose to issue for the purpose of responding to any press release issued by BCI

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that identifies him by name and that he was not given an opportunity to review or that did not reflect any comments made by him in his review.

     9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

     10. Descriptive Headings. The descriptive headings used herein are inserted for convenience only and do not constitute a part of this Agreement.

     11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the internal laws of the state of Colorado applicable to contracts made and to be performed therein.

     12. Complete Agreement. This Agreement and the Confidentiality and Non-Compete Agreement embody the complete agreement and understanding between the parties with respect to the subject matter hereof, and supersede and preempt any prior understanding, agreement, or representation by or between the parties, written or oral, which may have related to the subject matter hereof.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     14. Amendment. The parties hereto may amend, modify and supplement this Agreement in such a manner as may be agreed upon by them in writing.

     15. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     16. Notices. Any notice, request, information or other document to be given hereunder shall be in writing and delivered personally, sent by facsimile transmission or registered or certified mail, postage prepaid, or overnight delivery service, as follows:

          If to the Company:
                    Boston Chicken, Inc.
                    14123 Denver West Parkway
                    Golden, CO 80401
                    Attention: Fred Ley, Chief Personnel Officer
                    Facsimile: (303) 216-5336
          If to Zwain:
                    Laurence Zwain

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                    34500 Fox Ridge Drive
                    Evergreen, CO 80439

Either party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

          17. Expenses. BCI agrees to reimburse Zwain for the fees and expenses of Jenkins & Gilchrist, counsel to Zwain, incurred in connection with the negotiation, execution and delivery of this Agreement, such amount in no event to exceed $10,000. Except as provided in the preceding sentence, each party hereto shall pay its own legal fees and expenses incurred in negotiating and executing this Agreement.

          18. Survival of Certain Provisions. The provisions of Sections 6 and 8 shall survive any termination of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Consultant                                       BOSTON CHICKEN, INC.

 /s/ Laurence Zwain                              By:     /s/ Fredrick Ley
-------------------                                      -----------------------
Laurence Zwain                                   Name:    Fredrick Ley
                                                         -----------------------
                                                 Title:  Chief Personnel Officer
                                                         -----------------------

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